 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

West Face SPV (Cayman) I L.P.

West Face Capital Inc.

West Face SPV (Cayman) General Partners Inc.

West Face Long Term Opportunities Global Master L.P.

Gregory A. Boland

Peter Dey

Ryan Ellson

James Evans

Gary S. Guidry

Robert B. Hodgins

Ronald W. Royal

David P. Smith

Brooke N. Wade

Laurence West

Dulat Zhurgenbay

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 21, 2015, West Face Capital Inc. (“West Face”), Gregory A. Boland, Gary S. Guidry, Ryan Ellson, James Evans, Lawrence West and Dulat Zhurgenbay filed with the U.S. Securities and Exchange Commission (the “SEC”) a Schedule 13D with respect to Gran Tierra Energy Inc., a Nevada Corporation (the “Company”). The Schedule 13D relates to shares of common stock, US$0.001 par value per share, of the Company (“Shares”) held for the account of West Face SPV (Cayman I) L.P. (“West Face SPV”). The Schedule 13D is attached hereto as Exhibit 1 and is incorporated herein by reference.

Important Information

West Face SPV intends to make a filing with the SEC of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2015 Annual Meeting”) of the Company. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, West Face SPV’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by West Face SPV in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by West Face SPV with the SEC will also be available, without charge, by directing a request to West Face SPV’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

The potential participants in the proxy solicitation in connection with the 2015 Annual Meeting are anticipated to include West Face SPV, West Face SPV (Cayman) General Partners Inc. (“West Face GP”), Gregory A. Boland, West Face Long Term Opportunities Global Master L.P. (“West Face LP”), Gary S. Guidry, Ryan Ellson, James Evans, Lawrence West, Dulat Zhurgenbay, Peter Dey, Robert B. Hodgins, Ronald W. Royal, David P. Smith and Brooke N. Wade.

As of April 20, 2015, West Face SPV beneficially owns 27,000,000 Shares. In addition, (i) West Face GP is the general partner of West Face SPV and may be deemed to beneficially own the Shares held by West Face SPV, (ii) West Face serves as investment manager to West Face SPV through a delegation of investment management responsibilities to West Face by West Face GP and may be deemed to beneficially own the Shares held by West Face SPV, (iii) Gregory A. Boland is the President and Chief Executive Officer of West Face and may be deemed to beneficially own the Shares held by West Face SPV, (iv) West Face LP is a limited partner of West Face SPV and may be deemed to beneficially own the Shares held by West Face SPV and (v) Messrs. Guidry, Ellson, Evans, West and Zhurgenbay are limited partners of West Face SPV and may be deemed to beneficially own the Shares held by West Face SPV. Messrs. Dey, Guidry, Hodgins, Royal, Smith and Wade each have an interest in being nominated and elected as a director of the Company.

Exhibits

Exhibit 1      Schedule 13D of West Face Capital Inc., Gregory A. Boland, Gary S. Guidry, Ryan Ellson, James Evans, Lawrence West and Dulat Zhurgenbay, filed with the SEC on April 21, 2015.

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